SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2002

INVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

0-28236	94-3123544
(Commission File No.)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard

Newark, CA 94560

 (Address of principal executive offices and zip code)

(510) 739-2400

(Registrant’s telephone number, including area code)

Item 5.  Other Matters

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of InVision Technologies, Inc. consists of 60,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of December 31, 2001, 13,539,278 shares of common stock were outstanding, held of record by 270 stockholders. No shares of preferred stock are currently outstanding. The following description of the capital stock of InVision and provisions of InVision’s Certificate of Incorporation and Bylaws, as currently in effect, is a summary and is qualified in its entirety by the provisions of InVision’s Amended and Restated Certificate of Incorporation and Amended Bylaws which have been incorporated by reference as exhibits to InVision’s Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by InVision’s board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of InVision, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that the holders of our common stock will receive dividend payments and payments upon liquidation.  In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of InVision, which could have a depressive effect on the market price of our common stock.  We have no present plan to issue any shares of preferred stock.

Warrants

In connection with the engagement of Donald & Co. Securities Inc., or Donald & Co., as a financial advisor to InVision, we issued to Donald & Co. a warrant to purchase 100,000 shares of

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our common stock at an exercise price of $9.95 per share.  This warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares under the warrant if there are any stock dividends, stock splits, reorganizations, reclassification or consolidations, and will expire on September 25, 2006. Donald & Co. has certain demand registration rights with respect to the shares underlying the warrant.

Delaware Law And Certain Charter Provisions

Stockholder rights and related matters are governed by the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and Amended Bylaws.

Limitation Of Liability And Indemnification. Our Amended and Restated Certificate of Incorporation contains provisions permitted under the Delaware Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•         for any breach of the director’s duty of loyalty to InVision or its stockholders;

•         for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•         under Section 174 of the Delaware General Corporation Law; or

•         for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate the rights of InVision or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our Amended and Restated Certificate of Incorporation also contains provisions indemnifying the directors and officers of InVision to the fullest extent permitted by the Delaware General Corporation Law.  We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Anti-Takeover Provisions.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. The foregoing provisions of the Delaware General Corporation Law as well as the right of the board of directors to designate the features of, and issue shares of, preferred stock without a stockholder vote, and the staggered election of the board of directors may tend to discourage attempts by third parties to acquire any substantial ownership position in the common stock and may adversely affect the price that such a potential purchaser would be willing to pay for the common stock.

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Directors-Number, Vacancies, Removal And Nomination. Pursuant to the Amended and Restated Certificate of Incorporation, the number of directors is determined by resolutions adopted by the board of directors, which currently consists of eight members.  The authorized number of directors is currently eight.  The Amended and Restated Certificate of Incorporation provides that each director will serve for a three-year term and that approximately one-third of the directors are to be elected annually. Candidates for directors shall be nominated only by the board of directors or by a stockholder who gives written notice to InVision generally at least 60 but not more than 90 days before the annual meeting. Between stockholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships.  A director may be removed from office for cause by the affirmative vote of a majority of the combined voting power of the then outstanding shares of stock entitled to vote at an election of directors and without cause by the affirmative vote of at least 66 2/3% of the combined voting power of the then outstanding shares of stock entitled to vote at an election of directors.

Restrictions On Special Meetings. Our Amended and Restated Certificate of Incorporation requires that any action required or permitted to be taken by stockholders of InVision must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Under the Bylaws, special meetings of the stockholders may be called only by the President, the Chairman of the Board, a majority of the directors, or the holders of record of 10% or more of our outstanding shares of stock entitled to vote at such meeting. This provision may impede a stockholder who wishes to require us to call a special meeting of stockholders to consider any proposed corporate action.

Transfer Agent

The transfer agent for our common stock is EquiServe Trust Company, N.A.

Registration Rights

Piggyback Registration Rights. Holders of an aggregate of 320,905 shares of common stock are entitled to rights to register their shares under the Securities Act of 1933, as amended.  These rights were granted to former shareholders of Inovec, Inc. in connection with our acquisition of Inovec in February 2000.  If we propose to register any of our securities under the Securities Act in connection with a public offering, the holders of these shares are entitled to notice of the proposed registration and to include, on one occasion and at our expense, their shares of common stock in the registration and any related underwriting, provided that we are not obligated to include the shares in the registration if the underwriter in an offering determines that inclusion of the shares would be detrimental to the offering.

Demand Registrations. Donald & Co. may request that we register on Form S-3 the shares of common stock issuable upon exercise of its warrant to purchase up to 100,000 shares of our common stock at a price of $9.95 per share. We are obligated to file a registration statement with the SEC to register the shares within 30 days after receiving the request and to maintain the effectiveness of the registration statement for two years from the date of filing, unless Donald & Co. is able to sell the shares pursuant to Rule 144 under the Securities Act in any three month period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVISION TECHNOLOGIES, INC.

DATE: March 7, 2002	By:	/s/ Ross Mulholland
Ross Mulholland Senior Vice President and Chief Financial Officer

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